Exhibit 10.17

First Amendment
to the
Xcel Energy Inc. Nonqualified Deferred Compensation Plan
(2009 Restatement)

THIS AMENDMENT is made this 29th day of November, 2011, by Xcel Energy Inc. the “Principal Sponsor”).

WITNESSETH

WHEREAS, the Principal Sponsor maintains the Xcel Energy Inc. Nonqualified Deferred Compensation Plan (2009 Restatement) (the “Plan”), and

WHEREAS, the Principal Sponsor has reserved the right to make amendments to the Plan,

NOW, THEREFORE, the Principal Sponsor hereby amends the Plan as follows:

1.	Participation. Effective January 1, 2012, Section 2.1.1 of the Plan shall be amended to read as follows:

2.1.1.       Initial Plan Year of Participation. A newly hired highly compensated employee may make an initial deferral election within the 30-day period that follows his hire date.  Such election may only be effective as to Base Salary that would be payable with respect to services to be performed after such election is made.  An individual shall be treated as a newly hired employee only once; an individual who does not make an election under this Section 2.1.1, or has made an election as a newly hired employee under this Plan or similar provisions of any other plan that would be aggregated with this Plan under Code §409A, shall make his deferral election under the provisions of Section 2.1.2, below.

An employee who becomes eligible to participate in this Plan because he becomes a highly compensated employee during a Plan Year, may make an initial deferral election during such year pursuant to the provisions of Section 2.1.2, effective for the Plan Year after the year such election is made.

2.	Participant Election of Time and Form of Payment. Effective January 1, 2012, Section 5.1 is amended by adding the following new sentence to the end of said section:

No election shall be made with respect to the timing and form of payment of Employer Discretionary Contributions, if any, credited to a Participant’s Account. Payment of these amounts will be made on the January 1st or July 1st following the six-month anniversary of the Participant’s Separation from Service.

3.	Savings Clause. Except as hereinabove set forth, the Xcel Energy Inc. Nonqualified Deferred Compensation Plan (2009 Restatement) shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned have set their names as of the date set forth above.

XCEL ENERGY INC.

/s/ Marvin E. McDaniel
By:	Marvin E. McDaniel
Its	Vice President and Chief Administrative Officer